EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

William F. Glavin, Jr., Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Limited-Term Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 8/30/2013 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Limited-Term Bond Fund	Oppenheimer Limited-Term Bond Fund

/s/ William F. Glavin, Jr.	/s/ Brian W. Wixted
William F. Glavin, Jr.	Brian W. Wixted

Date: 10/14/2013	Date: 10/14/2013